Exhibit 10.1

SUBSCRIPTION AGREEMENT

OPU, INC.

ACKNOWLEDGMENT OF RECEIPT OF THE OPU, INC. PRIVATE OFFERING AND MEMORANDUM.

This offering, as set forth in the Memorandum, has not been registered with the Securities and Exchange Commission of the United States of America. This Offering is being made pursuant to an exemption from registration under the Securities Act of 1933, pursuant to Regulation D.

To: OPU, INC.
From: Offeree

As a condition to the delivery of this Memorandum and Offering, I represent that I have financial responsibility measured by annual income and net worth which is suitable to a proposed investment in a speculative, private offering and I recognize the speculative nature of this investment and the risk of loss from such investment. I am capable of evaluating the merits and risks of making this investment, understand and have evaluated the hazards and merits of such investment. I further represent that I have received the Memorandum; and have used the Memorandum only for purposes of evaluating an investment into this offering for OPU, INC.

Dated: ________________________	(Signature)

(Name)

(Address)

(City, State, & Zip)

(Social Security Number)

(Subscription Amount)

(Number of Shares Purchased)

Make checks payable to OPU, INC.  919 Gale Street, Salt Lake City, UT 84101.